Exhibit 99.1
CONTACTS:

(Media):	Bill Mintz	(713) 296-7276

(Investor):	Robert Dye David Higgins	(713) 296-6662 (713) 296-6690

(Web site):	www.apachecorp.com
FOR RELEASE AT 7:45 A.M. CENTRAL TIME
APACHE’S FIRST-QUARTER NET INCOME DOUBLES TO $1.02 BILLION
     Houston, May 1, 2008 — Apache Corporation (NYSE, Nasdaq: APA) today reported first-quarter net income of $1.02 billion, or $3.03 per diluted common share, the company’s second consecutive quarter with earnings over $1 billion and a 108-percent increase from earnings of $492 million or $1.47 per share in the prior-year period. Excluding the non-cash impact of foreign currency fluctuations on deferred tax balances, Apache’s first-quarter adjusted earnings* were a record $2.99 per share, up from $1.48 per share in the prior-year period.
     First-quarter production increased 4 percent from the year-earlier period to 557,631 barrels of oil equivalent (boe) per day, driven by higher oil output in the United States, the North Sea and Egypt.
     Cash from operations before changes in operating assets and liabilities* totaled $1.8 billion, compared with $1.2 billion in the prior-year period.
     “Apache delivered strong financial results for the first quarter and — just as important — significant exploration results in each of our ‘ACE’ core growth areas of Australia, Canada and Egypt,” said G. Steven Farris, Apache’s president and chief executive officer. “These successes — and the substantial inventory of wells we plan to drill in each area during 2008 — will fuel the long-term reserve and production growth of the company.
     “We expect production to accelerate into the second half of 2008 with increased activity in the United States, Argentina and Canada along with first production through the Salam gas plant expansion project in Egypt,” Farris said.
     Apache’s discoveries included the Brulimar-1, Julimar Southeast-1 and the Halyard-1 in Australia; the Hydra-1X in Egypt, and three wells in the Muskwa Shale in the Ootla area of British Columbia.

     The three horizontal wells in the Ootla area test-flowed at rates of 8.8 million cubic feet (MMcf), 6.1 MMcf and 5.3 MMcf of gas per day; the wells are on production and flowing through Apache’s Missile gas plant. Apache and its partner EnCana have amassed 417,000 gross acres — the largest acreage position in the emerging play.
     In Egypt, Apache received approval to build a third gas processing train with capacity of 100 MMcf per day. “We now project that our inventory of development projects will add 135,000 boe per day net to Apache’s interests by the end of 2012,” Farris said.
-end-

*	Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below.
     NOTE: Apache will conduct a conference call to discuss its first-quarter results at 1 p.m. Central time on May 1, 2008. The call will be webcast from Apache’s Web site, http://www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s Web site. The conference call will be available for delayed playback by telephone for one week beginning at approximately 3 p.m. on May 1. To access the telephone playback, dial (719) 457-0820 and provide Apache’s confirmation code, 8602447.
     This news release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production and exploration activities. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties, including, without limitation, risks, uncertainties and other factors discussed in our 2007 Form 10-K and on our Web site. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements. We assume no duty to update these statements as of any future date.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter
	Ended March 31,
	2008	2007

REVENUES AND OTHER:
Oil and gas production revenues	$3,177,949	$2,023,067
Other	9,792	(20,192)

	3,187,741	2,002,875

COSTS AND EXPENSES:
Depreciation, depletion and amortization	620,489	530,913
Asset retirement obligation accretion	26,497	24,064
Lease operating expenses	454,638	382,107
Gathering and transportation	40,976	31,263
Taxes other than income	242,578	109,970
General and administrative	82,423	67,862
Financing costs, net	44,253	42,063

	1,511,854	1,188,242

INCOME BEFORE INCOME TAXES	1,675,887	814,633
Current income tax provision	487,800	186,522
Deferred income tax provision	166,574	135,162

NET INCOME	1,021,513	492,949
Preferred stock dividends	1,420	1,420

INCOME ATTRIBUTABLE TO COMMON STOCK	$1,020,093	$491,529

NET INCOME PER COMMON SHARE:
Basic	$3.06	$1.48

Diluted	$3.03	$1.47

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	333,393	331,213

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands)

	For the Quarter
	Ended March 31,
	2008	2007

COSTS INCURRED: (1)
North America exploration and development	$743,356	$740,775
International exploration and development	608,463	426,369

	$1,351,819	$1,167,144

Oil and gas property acquisitions	$7,947	$1,026,896

(1) Includes noncash asset retirement costs and capitalized interest as follows:

Capitalized interest	$17,178	$21,776
Asset retirement costs	$85,072	$74,821

	March 31,	December 31,
	2008	2007

BALANCE SHEET DATA:
Cash and Cash Equivalents	$383,040	$125,823
Other Current Assets	2,670,063	2,626,428
Property and Equipment, net	25,865,386	25,231,593
Restricted Cash	228,134	—
Goodwill	189,252	189,252
Other Assets	480,200	461,555

Total Assets	$29,816,075	$28,634,651

Current Liabilities	$3,000,482	$2,665,016
Long-Term Debt	3,911,924	4,011,605
Deferred Credits and Other Noncurrent Liabilities	6,823,662	6,580,051
Shareholders’ Equity	16,080,007	15,377,979

Total Liabilities and Shareholders’ Equity	$29,816,075	$28,634,651

Common shares outstanding at end of period	333,589	332,927

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter
	Ended March 31,
	2008	2007
FINANCIAL DATA (In thousands, except per share data):
Revenues and other	$3,187,741	$2,002,875

Income Attributable to Common Stock	$1,020,093	$491,529

Basic Net Income Per Common Share	$3.06	$1.48

Diluted Net Income Per Common Share	$3.03	$1.47

Weighted Average Common Shares Outstanding	333,393	331,213

Diluted Shares Outstanding	336,549	333,302

PRODUCTION AND PRICING DATA:
OIL VOLUME — Barrels per day
United States	100,679	74,652
Canada	17,347	19,032
Egypt	62,551	60,371
Australia	9,420	12,141
North Sea	58,771	53,671
Argentina	12,225	10,797

Total	260,993	230,664

AVERAGE OIL PRICE PER BARREL
United States	$83.58	$55.89
Canada	93.21	53.62
Egypt	97.85	56.64
Australia	101.67	66.96
North Sea	95.83	56.35
Argentina	45.13	40.61
Total	89.25	55.87

NATURAL GAS VOLUME — Mcf per day
United States	744,014	739,828
Canada	360,750	383,020
Egypt	242,977	243,485
Australia	191,180	194,961
North Sea	2,605	1,889
Argentina	165,133	198,239

Total	1,706,659	1,761,422

AVERAGE NATURAL GAS PRICE PER MCF
United States	$8.36	$6.96
Canada	7.56	6.44
Egypt	5.20	4.06
Australia	2.12	1.77
North Sea	16.31	8.30
Argentina	1.84	1.14
Total	6.42	5.22

NGL VOLUME — Barrels per day
United States	7,240	7,195
Canada	2,235	2,232
Argentina	2,720	2,635

Total	12,195	12,062

AVERAGE NGL PRICE PER BARREL
United States	$57.37	$35.02
Canada	53.35	31.47
Argentina	48.18	31.10
Total	54.58	33.51

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)
NON-GAAP FINANCIAL MEASURES:
Reconciliation of income attributable to common stock to adjusted earnings:
The press release discusses Apache’s adjusted earnings. Adjusted earnings excludes certain items that management believes affect the comparability of operating results. The following provides the reasons adjusted earnings is a meaningful measure:
•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter
	Ended March 31,
	2008	2007

Income Attributable to Common Stock (GAAP)	$1,020,093	$491,529

Adjustments:
Foreign currency fluctuation impact on deferred tax expense	(12,360)	2,396

Adjusted Earnings (Non-GAAP)	$1,007,733	$493,925

Adjusted Earnings Per Share (Non-GAAP)
Basic	$3.02	$1.49

Diluted	$2.99	$1.48

Average Number of Common Shares
Basic	333,393	331,213

Diluted	336,549	333,302

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter
	Ended March 31,
	2008	2007
Net cash provided by operating activities	$1,808,404	$1,063,559
Changes in operating assets and liabilities	36,280	128,901

Cash from operations before changes in operating assets and liabilities	$1,844,684	$1,192,460